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                                                                   Exhibit 23(a)

              Consent of Independent Certified Public Accountants



We have issued our report dated December 19, 1997, accompanying the balance sheet of Flagstar Capital Corporation contained in the Registration Statement on Form S-11 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

We have also issued our report dated March 3, 1997 (except for Note 18, as to which the date is May 5, 1997) accompanying the consolidated financial statements of Flagstar Bank, FSB contained in Annex I of the Prospectus constituting part of the Registration Statement on Form S-11. We consent to the use of the aforementioned report in the Registration Statement and Annex I of the Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP

Detroit, Michigan

February 10, 1998